UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2011

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31313	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Broadwind Energy, Inc. (the “Company”) granted performance-based compensation awards, in the form of restricted stock units (the “Awards”) that will settle in shares of the Company’s common stock (“Common Stock”) upon satisfaction of certain performance-based goals, to Peter C. Duprey, President and Chief Executive Officer, Stephanie K. Kushner, Executive Vice President and Chief Financial Officer, Jesse E. Collins, Jr., Executive Vice President and Chief Operating Officer and J.D. Rubin, Vice President and General Counsel (together, the “Senior Executives”). The Awards to each of the Senior Executives were granted in lieu of annual cash bonus opportunities for 2012 and include the right to receive up to 964,286; 536,786; 463,500; and 345,938 restricted stock units, respectively.  The maximum opportunity for each Senior Executive is based on the maximum cash bonus opportunity that each Senior Executive would have received under the 2012 cash bonus plan divided by $0.70 (the closing price of the Common Stock on December 19, 2011).  The opportunities for employees eligible for bonuses under the Company’s annual bonus plan other than the Senior Executives will be in the form of cash awards.

The Awards were made under the Company’s 2007 Equity Incentive Plan (the “EIP”), and are subject to performance-based vesting provisions. Assuming the Senior Executive’s continued employment with the Company through fiscal year 2012 (the “Performance Period”), the Awards will vest based upon the Company’s performance with regard to certain adjusted EBITDA and cash flow targets. The Senior Executives are eligible to receive a pro-rated Award in the event that performance is above the specified threshold levels but below the maximum levels of payout.  Awards that are payable upon satisfaction of the applicable performance goals will be distributed as soon as reasonably practicable after the Performance Period ends but no later than March 15, 2013.

In connection with the grant of the Awards, 900,000 shares of Common Stock in the aggregate have been reserved under the EIP and the Committee approved, subject to stockholder approval, an increase of 1,410,510 shares in the number of shares of Common Stock available under the EIP for purposes of settling the Awards.  The settlement of a portion of each of the Awards in Common Stock is conditioned on approval by the Company’s stockholders of an increase in the number of shares available for grant under the EIP at the Company’s 2012 annual meeting (the “Stockholder Approval”).  If the number of performance-based restricted stock units earned under the Awards exceeds 375,613; 209,091; 180,545; and 134,751 (the “Reserved Shares”) for each of the Senior Executives, respectively, and the Stockholder Approval is not obtained, then only the Reserved Shares shall vest and, in lieu of any other restricted stock units vesting, the Senior Executives will receive a cash payment equal to the number of additional units that would have vested multiplied by $0.70 (the closing price of the Common Stock on December 19, 2011).  Because the ability to settle a portion of the Awards in Common Stock is subject to the Stockholder Approval, the Awards may be reduced if the Stockholder Approval is obtained but the Common Stock closes above $3.00 per share on the date of the Company’s 2012 annual meeting in order to limit the potential impact that such Awards may have on the Company’s earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

December 23, 2011	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner Executive Vice President and Chief Financial Officer